                                                              EXHIBIT 3.(ii)

                            SECURITY FINANCIAL CORP.

                                     BYLAWS

                                    ARTICLE I
                             MEETING OF SHAREHOLDERS

         SECTION 1.1. ANNUAL MEETING. An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at the main office of this Corporation, 1 S. Main Street, Niles, Ohio, at 12:00 noon, on the third Friday of March of each year, or held at such place on such date and at such time as the Board of Directors shall fix each year.

         SECTION 1.2. SPECIAL MEETING. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or by any three (3) or more stockholders owning, in the aggregate, not less than fifteen percent (15%) of the stock of the Corporation, and shall be held at such place, on such date, and at such time as the Board of Directors or other individual(s) shall fix.

         SECTION 1.3. NOTICE OF MEETINGS. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, and shall be mailed, postage prepaid, to the address of the stockholder appearing on the books of the Corporation. Written waiver of such notice by stockholders is not permitted except through resolution by the Board.

         When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally called and notice given; or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         SECTION 1.4. QUORUM. At any meeting of the stockholders, the holders of a majority of all the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

         If a quorum shall fail to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time. A majority of the votes cast at a stockholders' meeting shall decide every question or matter submitted to the stockholder at any meeting unless otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.

         SECTION 1.5. ORGANIZATION. Such person as the Board of Directors may have designated or in absence of such person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

         SECTION 1.6. CONDUCT OF BUSINESS. The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion.

         SECTION 1.7. PROXIES AND VOTING. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing, filed in accordance with the procedure established for the meeting.

         Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his/her name on the record date for the meeting, except as otherwise provided herein or required by law. No officer or employee of this Corporation shall act as proxy. Proxy shall be valid for only one (1) meeting, to be specified therein, and any adjournments of such meeting. Proxy shall be dated and filed with the records of the meeting.

         SECTION 1.8. STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders for each class of stock and showing the address of each such stockholder and the number of shares registered in his/her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 2.1. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in, and may be exercised by said Board.

         SECTION 2.2. NOMINATIONS FOR AND QUALIFICATIONS OF DIRECTORS. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the

President of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the stockholders called for the election of Directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to stockholders, such notification must be mailed or delivered to the President of the Corporation not later than the close of business on the seventh (7) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the name and residence address of the notifying stockholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying stockholder. Notifications not made in accordance herewith may, in his/her discretion, be disregarded by the Chairman of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

         SECTION 2.3. NUMBER AND TERMS OF DIRECTORS. The number of Directors which shall constitute the whole board shall be not less than one (1) nor more than twenty-five (25). The number of Directors which shall constitute the Board of Directors for each year shall be determined at the annual meeting by vote of the stockholders prior to such election; provided, however, that if a motion is not made and carried to increase or decrease the number of Directors, the Board shall consist of the same number of Directors as were elected for the preceding year. The first Board of Directors shall hold office until the first annual meeting of stockholders. At the first annual meeting of stockholders and at each annual meeting thereafter the stockholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation or removal. Directors must be stockholders.

         SECTION 2.4. REMOVAL OF DIRECTORS. Any or all of the Directors shall only be removed with cause and only by the affirmative vote of the holders of not less than 66 2/3 percent of the voting power of stockholders qualified to vote at a meeting for the election of Directors.

         SECTION 2.5. ORGANIZATION MEETING. The Secretary of the Corporation, upon receiving the certificate of the judges of the result of any election, shall notify the "Directors elect" of their election and of the time at which they are required to meet for the purpose of organizing the new Board and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be appointed to be held on the day of the election, or as soon thereafter as practicable, and, in any event, within thirty (30) days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         SECTION 2.6. REGULAR MEETING. The regular meetings of the Board of Directors shall be held, without notice, on the third Friday of each quarter of the fiscal year, at the main office, or such other time or place as may be determined from time to time by the Board. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day, unless the Board shall designate some other day.

         SECTION 2.7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, Vice Chairman, and/or President of the Corporation, or at the request of three (3) or more Directors. Each member of the Board of Directors shall be given notice, stating the time and place, by letter, telegram or in person of each said special meeting. Such notice of the special meeting can be waived by a Director at the special meeting, but if a Director does not waive such a notice, said notice shall be received by each Director who has not waived notice not less than three (3) days prior to the special meeting.

         SECTION 2.8. VACANCIES. If the office of any Director becomes vacant by reason of death, resignation, disqualification, removal or other cause, the majority of the Directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his/her successor is elected and qualified.

         SECTION 2.9. QUORUM. A majority of the Directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time and the meeting may be held, as adjourned, without further notice.

         SECTION 2.10. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

                                   ARTICLE III
                                   COMMITTEES

         SECTION 3.1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegatable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternative members who may replace any absent or disqualified member at any meeting of the committee.

                                   ARTICLE IV
                             OFFICERS AND EMPLOYEES

         SECTION 4.1. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He/She shall preside at all meetings of the Board of Directors. He/She shall have general executive powers, as well as the specific powers conferred by these Bylaws. He/She shall also have and may exercise such further powers and duties as, from time to time, may be conferred upon or assigned to him/her by the Board of Directors.

         SECTION 4.2. VICE CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be Vice Chairman of the Board to serve at the pleasure of the Board. He/She shall preside at all meetings of the Board of Directors in the absence of the Chairman. He/She shall have general executive powers, as well as the specific powers conferred by these Bylaws. He/She shall also have and may exercise such further powers and duties as, from time to time, may be conferred upon or assigned to him/her by the Board of Directors.

         SECTION 4.3. PRESIDENT. The Board of Directors shall appoint a President of the Corporation. In the absence of the Chairman or Vice Chairman, he/she shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of President, or imposed by these Bylaws. He/She shall also have and may exercise such further powers and duties as, from time to time, may be conferred upon or assigned to him/her by the Board of Directors.

         SECTION 4.4. VICE PRESIDENT. The Board of Directors may appoint an Executive Vice President and one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him/her by the Board of Directors. The Executive Vice President shall, in the absence of the President, perform all duties of the President.

         SECTION 4.5. SECRETARY. The Board of Directors shall appoint a Secretary, or other designated officer who shall be Secretary of the Board and of the Corporation, and shall keep accurate minutes of all meetings. He/She shall attend to the giving of all notices required by these Bylaws to be given. He/She shall be custodian of the corporate seal, records, documents and papers of the Corporation. He/She shall provide for the keeping of proper records of all transactions of the Corporation. He/She shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these Bylaws. He/She shall also perform such other duties as may be assigned to him/her from time to time by the Board of Directors.

         SECTION 4.6. OTHER OFFICERS. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Managers and Assistant Managers and such other officers and attorneys in fact as from time to time may appear to the Board to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform all such duties as pertain to their several offices, or as may be conferred upon, or assigned to by the Board of Directors, Chairman of the Board, Vice Chairman of the Board, or the President.

         SECTION 4.7. TENURE OF OFFICE. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; any vacancy occurring in the office of the President shall be filled promptly by the Board of Directors.

                                    ARTICLE V
           RIGHT OF INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         SECTION 5.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a Director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Director or officer of the Corporation in his or her capacity while a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it should be determined ultimately that such Director or officer is not entitled to be indemnified under this section or otherwise.

         SECTION 5.2. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any such Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE VI
                                      STOCK

         SECTION 6.1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or Vice President and by the Secretary or an Assistant Secretary, certifying the number of shares owned by him/her. Any of or all the signatures on the certificate may be facsimile.

         SECTION 6.2. TRANSFERS OF STOCK. Transfers of the stock shall be made only upon the transfer of the books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section
6.4 of Article VI of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         SECTION 6.3. RECORD DATE. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, at which time there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

         SECTION 6.4. LOST, STOLEN OR DESTROYED CERTIFICATE. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds or indemnity.

         SECTION 6.5. REGULATION. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE VII
                                     NOTICES

         SECTION 7.1. NOTICES. Whichever notice is required to be given to any stockholder, Director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, Director, officer or agent at his or her address as the same appears on the books of the Corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

         SECTION 7.2. WAIVERS. A written waiver of any notice, signed by a stockholder, Director, officer or agent whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, officer or agent.
Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1. CONVEYANCE OF REAL ESTATE. All transfers and conveyances of real estate, title to which is vested in the Corporation, shall be by written instrument, under the seal of this Corporation, made pursuant to the order of the Board of Directors, and signed by either the Chairman, Vice Chairman, President, Executive Vice President, Vice President, or Secretary.

         SECTION 8.2. CONTRACTS. All contracts, checks, drafts, and other instruments shall be signed by the Chairman, Vice Chairman, President, Executive Vice President, or a Vice President or Secretary or such other officers as may be designated by the Board of Directors by resolution.

         SECTION 8.3. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Secretary or Assistant Secretary.

         SECTION 8.4. RELIANCE UPON BOOKS, REPORTS, AND RECORDS. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his/her duties, be fully protected in relying on good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser with reasonable care.

         SECTION 8.5. FISCAL YEAR. The fiscal year of this Corporation shall be the calendar year.

                                   ARTICLE IX
                                   AMENDMENTS

         SECTION 9.1. AMENDMENTS. These Bylaws may be amended or repealed in whole or in part by an eighty percent (80%) vote of the whole Board of Directors at any meeting of the Board.

         Stockholders may amend or repeal these Bylaws in whole or in part by approving such amendment or repeal thereof at a meeting of stockholders called for such purpose with a simple majority of the stockholders entitled to vote on such an issue UNLESS, the specific Bylaw proposed for amendment or repeal has previously been amended or repealed by the Board of Directors, then such amendment or repeal thereof must be approved by a sixty-six and two-thirds percent (66 2/3%) majority of the stockholders entitled to vote on such amendment or repeal.